EXHIBIT 23(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Grand Premier Financial, Inc. Savings and Stock Plan and Trust of our report dated January 14, 2000, included in Old Kent Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

                                                                                    /s/Arthur Andersen LLP

Chicago, Illinois
    May 31, 2000